CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We consent to the incorporation by reference in this Post-Effective Amendment No. 59 to the Registration Statement no. 2-66906 on Form N-1A of John Hancock Bond Trust, of our report dated July 25, 2005 appearing in the Annual Report of John Hancock Government Income Fund, John Hancock High Yield Fund and John Hancock Investment Grade Bond Fund as of and for the year ended May 31, 2005 and the financial highlights as of May 31, 2002 through May 31, 2005.

We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statements of Additional Information, which are a part of such Registration Statement.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
September 27, 2006

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated July 14, 2006, relating to the financial statements and financial highlights which appear in the May 31, 2006 Annual Reports to Shareholders of John Hancock Bond Fund, John Hancock Government Income Fund, John Hancock High Yield Fund, John Hancock Investment Grade Bond Fund and John Hancock Strategic Income Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.


/s/PricewaterhouseCoopers
-------------------------
PricewaterhouseCoopers LLP

Boston, Massachusetts
September 27, 2006